Exhibit 10.150

Execution Version

BLACKSTONE INFRASTRUCTURE STRATEGIES ASSOCIATES L.P.

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

DATED AS OF FEBRUARY 27, 2026

EFFECTIVE JANUARY 1, 2026

THE PARTNERSHIP INTERESTS (THE “INTERESTS”) OF BLACKSTONE INFRASTRUCTURE STRATEGIES ASSOCIATES L.P., A DELAWARE LIMITED PARTNERSHIP (THE “PARTNERSHIP”), HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS LIMITED PARTNERSHIP AGREEMENT. THE INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS OF SUCH INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

BLACKSTONE INFRASTRUCTURE STRATEGIES ASSOCIATES L.P.

This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of BLACKSTONE INFRASTRUCTURE STRATEGIES ASSOCIATES L.P., a Delaware limited partnership (the “Partnership”), dated as of February 27, 2026, by and among BXISA L.L.C., a Delaware limited liability company, as general partner of the Partnership (in its capacity as general partner of the Partnership the “General Partner”), the parties as set forth in the books and records of the Partnership as Partners (as defined below) of the Partnership, and such other persons that are admitted to the Partnership as Partners after the date hereof in accordance herewith.

W I T N E S S E T H

WHEREAS, Blackstone Infrastructure Strategies Associates L.P. was formed as a limited partnership under the laws of the State of Delaware pursuant to the filing of a Certificate of Formation with the Office of the Secretary of State of the State of Delaware on July 16, 2024 (the “Certificate of Formation”) and a Limited Partnership Agreement, dated as of July 16, 2024 (the “Initial Agreement”), by BXISA L.L.C., as the General Partner of the Partnership and Paul Schlaack, as the initial limited partner (the “Initial Limited Partner”);

WHEREAS, the parties hereto desire to enter into this Agreement to permit the Withdrawal (as defined below) of the Initial Limited Partner and the admission of the parties referred to above as Limited Partners (as defined below) and further to make the modifications hereinafter set forth; and

WHEREAS, it is the intent of the current and former Partners of the Partnership that this amendment and restatement is effective as of January 1, 2026.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Initial Agreement in its entirety to read as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Admission Letter” has the meaning set forth in Section 7.4.

“Affiliate” means, when used with reference to another person, any person (other than the Partnership), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other person, which may include, for greater certainty and as the context requires, endowment funds, estate planning vehicles (including any trusts, family members, family investment vehicles, descendant, trusts and other related persons and entities), charitable programs and other similar and/or related vehicles or accounts associated with or established by Blackstone and/or its affiliates, partners and current and/or former employees and/or related persons.

“Agreement” means this Amended and Restated Limited Partnership Agreement, as it may be further amended, supplemented, restated or otherwise modified from time to time.

“BE Agreement” means the limited partnership agreement, limited liability company agreement or other governing document of any limited partnership, limited liability company or other entity referred to in the definition of “Blackstone Entity,” as such limited partnership agreement, limited liability company agreement or other governing document may be amended, supplemented, restated or otherwise modified to date, and as such limited partnership agreement, limited liability company agreement or other governing document may be further amended, supplemented, restated or otherwise modified from time to time.

“Blackstone” means, collectively, Blackstone Inc., a Delaware corporation, and any predecessor or successor thereto, and any Affiliate thereof (excluding any natural persons and any portfolio companies, investments or similar entities of any Blackstone-sponsored fund (or any affiliate thereof that is not otherwise an Affiliate of Blackstone Inc.)).

“Blackstone Entity” means any partnership, limited liability company or other entity (excluding any natural persons and any portfolio companies of any Blackstone–sponsored fund) that is an Affiliate of Blackstone Inc., as designated by the General Partner in its sole discretion.

“BXINFRA U.S.” means Blackstone Infrastructure Strategies L.P., the Delaware limited partnership formed pursuant to the Second Amended and Restated Limited Partnership Agreement, dated as of April 11, 2025, as may be further amended from time to time, between the Partnership, as general partner, and the parties listed in the books and records as limited partners of the Partnership, as limited partners.

“Capital Account” means a capital account established for each Partner in the books and records of the Partnership and maintained and adjusted as provided in Articles V and VI. A separate Capital Account shall be established for each Partner with respect to each category of Net Income (Loss) (including, without limitation, Fund Net Income (Loss), Other Net Income (Loss) and the Performance Allocation) as may be determined by the General Partner in its sole discretion, and the General Partner, in its sole discretion, may notionally assign any assets of the Partnership to any such Capital Account.

“Capital Account Interest” means, with respect to any Partner, such Partner’s interest in the assets of the Partnership as assigned by the General Partner in its discretion, including based upon such Partner’s contributions or deemed contributions to the Partnership, as set forth in the books and records of the Partnership, as such Capital Account Interest may be modified from time to time in accordance herewith. Separate Capital Account Interests may be established for each Partner with respect to different assets of the Partnership.

“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Regulations Section 1.704 1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional Interest by any new or existing Partner in exchange for more than a de minimis capital contribution; (b) the date of the distribution of more than a de minimis amount of Partnership property to a Partner; (c) the date an Interest is relinquished to the Partnership; or (d) any other date specified in the Regulations; provided, that adjustments pursuant to clauses (a), (b), (c) and (d) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its fair market value. The Carrying Value of any asset contributed by a Partner to the Partnership shall be the fair market value of the asset at the date of its contribution thereto. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Cause” means the occurrence or existence of any of the following with respect to any Partner, as determined fairly, reasonably, on an informed basis and in good faith by the General Partner: (i) (w) any breach by any Partner of any provision of any non-competition agreement, (x) any material breach of this Agreement or any rules or regulations applicable to such Partner that are established by the General Partner, (y) such Partner’s deliberate failure to perform his or her duties to the Partnership or any of its Affiliates, or (z) such Partner’s committing to or engaging in any conduct or behavior that is or may be harmful to the Partnership or any of its Affiliates in a material way as determined by the General Partner; provided, that in the case of any of the foregoing clauses (w), (x), (y) and (z), the General Partner has given such Partner written notice (a “Notice of Breach”) within 15 days after the General Partner becomes aware of such action and such Partner fails to cure such breach, failure to perform or conduct or behavior within 15 days after receipt of such Notice of Breach from the General Partner (or such longer period, not to exceed an additional 15 days, as shall be reasonably required for such cure; provided, that such Partner is diligently pursuing such cure); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Partnership or any of its Affiliates; (iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony (under U.S. law or its equivalent in any jurisdiction) or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations of the applicable securities industry, that such Partner individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement), if such conviction or determination has a material adverse effect on (A) such Partner’s ability to function as a Partner of the Partnership, taking into account the services required of such Partner and the nature of the business of the Partnership and its Affiliates, or (B) the business of the Partnership and its Affiliates; or (iv) becoming subject to an event described in Rule 506(d)(1)(i)-(viii) of Regulation D under the Securities Act.

“Certificate of Formation” has the meaning set forth in the preamble hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code means, where appropriate, the corresponding provision in any successor statute.

“Contingent” means subject to redemption rights and/or other requirements.

The term “control” means, when used with reference to any person, the power to direct the management and policies of such person, directly or indirectly, by or through stock or other equity interest, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock or other equity interest, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Controlled Entity” means, when used with reference to another person, any person controlled by such other person.

“Covered Person” has the meaning set forth in Section 3.5(a).

“Delaware Arbitration Act” has the meaning set forth in Section 7.1(d).

“Electronic Signature” has the meaning set forth in Section 7.10.

“Estate Planning Vehicle” has the meaning set forth in Section 6.3.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Final Event” means the death, Total Disability, Incompetence, bankruptcy, liquidation, dissolution or Withdrawal from the Partnership of any person who is a Partner.

“Firm Advances” means any capital contribution due to the Partnership by a Partner that the General Partner or one of its Affiliates may in its sole discretion advance to such Partner (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners that are also executive officers of Blackstone or BXINFRA U.S.).

“Fiscal Year” means a calendar year, or any other period chosen by the General Partner.

“Fund Agreements” means the collective reference to (i) the Second Amended and Restated Limited Partnership Agreement of BXINFRA U.S., dated April 11, 2025 (as amended, supplemented, modified or restated from time to time) and (ii) any other limited partnership agreements, operating agreements and other governing documentation of the Funds, in each case, as amended, supplemented or otherwise modified from time to time.

“Funds” means the collective reference to (i) BXINFRA U.S. and (ii) any other investment vehicle for which the Partnership serves as the direct or indirect general partner, special limited partner or other capacity and, where the context requires, any parallel funds, managed accounts or alternative investment vehicles related to the foregoing.

“Fund Net Income (Loss)” means any net income (loss) of the Partnership relating to the Partnership’s interest in the Funds and any appreciation or depreciation relating thereto, but not including (i) Other Net Income (Loss) or (ii) any net income (loss) relating to the Performance Allocation. The General Partner may designate separate categories of Fund Net Income (Loss) as it may determine in its sole discretion, and may establish and allocate Profit Sharing Percentages or Capital Account Interests with respect to such separate categories accordingly.

“GAAP” has the meaning set forth in Section 5.1(c).

“Gains” has the meaning set forth in Section 6.7(b).

“General Partner” has the meaning set forth in the preamble hereto.

“Governmental Entity” has the meaning set forth in Section 7.8(b).

“Incompetence” means, with respect to any Partner, the determination by the General Partner in its sole discretion, after consultation with a qualified medical doctor, that such Partner is incompetent to manage his or her person or his or her property.

“Initial Agreement” has the meaning set forth in the preamble hereto.

“Initial Limited Partner” has the meaning set forth in the preamble hereto.

“Interest” means a partnership interest (as defined in § 7-101(13) of the Partnership Act) in the Partnership.

“Limited Partner” means each of the parties listed as Limited Partners in the books and records of the Partnership or any Person that has been admitted to the Partnership as a substituted or additional Limited Partner in accordance with the terms of this Agreement, each in its capacity as a limited partner of the Partnership. For the avoidance of doubt, the term Limited Partner does not include the General Partner or any Special Partners (notwithstanding the fact that Special Partners are limited partners of the Partnership).

“Losses” has the meaning set forth in Section 3.5(b).

“Majority in Interest of the Partners” means, on any date (a “vote date”), one or more persons who are Partners (including the General Partner but excluding Nonvoting Special Partners) on the vote date and who, as of the last day of the most recent accounting period ending on or prior to the vote date (or as of such later date on or prior to the vote date selected by the General Partner), have aggregate Profit Sharing Percentages representing at least a majority of the Profit Sharing Percentages of all the persons who are Partners (including the General Partner but excluding Nonvoting Special Partners) on the vote date.

“Net Income (Loss)” has the meaning set forth in Section 5.1(b).

“Non-Contingent” means generally not subject to redemption rights or other requirements.

“Nonvoting Special Partner” has the meaning set forth in Section 6.1(a).

“Other Net Income (Loss)” means, for any accounting period, the net income or net loss of the Partnership for such accounting period as determined on an accrual basis after deduction for expenses of the Partnership, in accordance with GAAP, excluding (i) Fund Net Income (Loss) and (ii) any net income (loss) relating to the Performance Allocation. The General Partner may designate separate categories of Other Net Income (Loss) as it may determine in its sole discretion, and may establish and allocate Profit Sharing Percentages or Capital Account Interests with respect to such separate categories accordingly.

“Partner” means any person who is a partner of the Partnership, including the Limited Partners, the General Partner and the Special Partners. Except as otherwise specifically provided herein, no group of Partners, including the Special Partners and any group of Partners in the same Partner Category, shall have any right to vote as a class on any matter relating to the Partnership, including, but not limited to, any merger, reorganization, dissolution or liquidation.

“Partnership Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq., as it may be amended from time to time.

“Partnership Affiliate” has the meaning set forth in Section 3.3(b).

“Partnership Representative” has the meaning set forth in Section 6.7(c).

“Pass-Thru Partner” has the meaning set forth in Section 6.7(c).

“Performance Allocation” means the performance allocations of net capital appreciation or net profits allocated by the Funds to the Partnership pursuant to the applicable Fund Agreements. The General Partner may designate separate categories of net income (loss) relating to the Performance Allocation as it may determine in its sole discretion, and may establish and allocate Profit Sharing Percentages with respect to such separate categories accordingly.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof in their capacity as such), government (or agency or subdivision thereof), governmental entity or other entity.

“Positive Basis” has the meaning set forth in Section 6.7(b).

“Positive Basis Partner” has the meaning set forth in Section 6.7(b).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. (“JPM”) as its prime rate or, if JPM fails to publish such rate, the equivalent rate as published by another national bank.

“Profit Sharing Percentage” means, with respect to any Partner, such Partner’s percentage interest in Net Income (Loss) or any category thereof (including, without limitation, Fund Net Income (Loss), Other Net Income (Loss) and the Performance Allocation), as determined by the General Partner and set forth in the books and records of the Partnership, as such Profit Sharing Percentage may be modified from time to time in accordance herewith. Separate Profit Sharing Percentages may be established for each Partner with respect to each separate category of Net Income (Loss) and with respect to separate Capital Account Interests.

“Redemption Period” has the meaning set forth in Section 5.7(c).

“Regulations” means the U.S. Treasury regulations promulgated under the Code.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor statute.

“Settlement Date” has the meaning set forth in Section 6.5(a).

“Special Partner” means any person shown in the books and records of the Partnership as a Special Partner of the Partnership, including any Nonvoting Special Partner.

“Tax Advances” has the meaning set forth in Section 6.7(e).

“TM” has the meaning set forth in Section 7.2.

“Total Disability” means the inability of a Limited Partner substantially to perform the services required of such Limited Partner (in its capacity as such or in any other capacity with respect to any Affiliate of the Partnership) for a period of six consecutive months by reason of physical or mental illness or incapacity and whether arising out of sickness, accident or otherwise.

“Withdraw” or “Withdrawal” means, with respect to a Partner, a Partner ceasing to be a partner of the Partnership for any reason (including death, Total Disability, Incompetence, removal, resignation or retirement, whether such is voluntary or involuntary) unless the context shall limit the type of withdrawal to a specific reason and “Withdrawn” with respect to a Partner means, as aforesaid, a Partner who has ceased to be a partner of the Partnership.

“Withdrawal Date” means, with respect to any Withdrawn Partner, the date on which such Withdrawn Partner ceases to be a Partner of the Partnership.

“Withdrawn Partner” means a Partner whose Interest in the Partnership has been terminated for any reason including the occurrence of an event specified in Section 6.2, and shall include, unless the context requires otherwise, the estate or legal representatives of any such Partner.

“W-8BEN” has the meaning set forth in Section 3.7(b).

“W-8BEN-E” has the meaning set forth in Section 3.7(b).

“W-8IMY” has the meaning set forth in Section 3.7(b).

“W-9” has the meaning set forth in Section 3.7(b).

Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, partnerships (including limited liability partnerships), companies (including limited liability companies), joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof) and other associations and entities. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Formation. Effective as of January 1, 2026, to the maximum extent permitted by law (i) all of the organizational documents of the Partnership (including the Certificate of Formation and the Initial Agreement of the Partnership) are replaced and superseded in their entirety by this Agreement in respect of all periods beginning on or after the January 1, 2026, and (ii) upon its admission to the Partnership in accordance with the terms hereof each Limited Partner is bound to this Agreement.

Section 2.2 General Partner, Limited Partner, Special Partner. The Partners may be General Partners, Limited Partners or Special Partners. The General Partner as of the date hereof is BXISA L.L.C. The Limited Partners as of the date hereof are those persons shown as Limited Partners in the books and records of the Partnership and treated as “limited partners” for federal income tax purposes, and the Special Partners as of the date hereof are persons shown as Special Partners in the books and records of the Partnership and treated as “limited partners” for federal income tax purposes.

Section 2.3 Continuation; Name; Foreign Jurisdictions. The Partnership is Blackstone Infrastructure Strategies Associates L.P. The certificate of limited partnership of the Partnership may be amended and/or restated from time to time by the General Partner, as an “authorized person” (within the meaning of the Partnership Act). The General Partner is further authorized to execute and deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may wish to conduct business.

Section 2.4 Term. The term of the Partnership shall continue unless and until the Partnership is dissolved as provided herein.

Section 2.5 Purpose; Powers.

(a) The purpose of the Partnership shall be, directly or indirectly through subsidiaries or Affiliates, (i) to serve as a direct or indirect general partner, special limited partner and/or limited partner of the Funds or other partnerships and/or as a member of one or more limited liability companies, (ii) to invest in, and acquire, directly or indirectly, partnership interests, limited liability company interests and/or other equity interests in, and/or securities of, any one or more limited partnerships, limited liability companies and/or other entities, and/or receive allocations, fees, distributions and other payments, directly or indirectly, from any one more of such limited partnerships, limited liability companies and/or other entities, in each case as the General Partner shall determine, (iii) to carry on such other businesses, perform such other services and make such other investments as are deemed desirable by the General Partner and as are permitted under the Partnership Act and the applicable Fund Agreements, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time; (iv) any other lawful purpose, and (v) to do all things necessary, desirable, convenient and/or incidental thereto.

(b) In furtherance of its purpose, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including the following:

(i) to be and become a direct or indirect general or limited partner of partnerships, a member of limited liability companies, a holder of common and preferred stock of corporations and/or an investor in the foregoing entities or other entities, in connection with the making of investments or the acquisition, holding or disposition of investments or other property or as otherwise deemed appropriate by the General Partner in the conduct of the Partnership’s business, and to take any action in connection therewith;

(ii) do any and all acts on behalf of the Funds (subject to applicable Fund Agreements) and exercise all rights and remedies thereof with respect to its interest in any Person, firm, corporation or other entity, including, without limitation, the voting or lending of investments, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other similar matters;

(iii) to acquire and invest in general partner or limited partner interests, in limited liability company interests, in common and preferred stock of corporations and/or in other interests in or obligations of the foregoing entities or other entities and in investments and securities or other property or direct or indirect interests therein, whether such investments and securities or other property are readily marketable or not, and to receive, hold, sell, dispose of or otherwise transfer any such partner interests, limited liability company interests, stock, interests, obligations, investments or securities or other property and any dividends and distributions thereon and to purchase and sell, on margin, and be long or short, futures contracts and to purchase and sell, and be long or short, options on futures contracts;

(iv) to buy, sell and otherwise acquire investments, whether such investments are readily marketable or not;

(v) to invest and reinvest the cash assets of the Partnership in money-market or other short term investments;

(vi) to hold, receive, mortgage, pledge, grant security interests over, lease, transfer, exchange or otherwise dispose of, grant options with respect to, and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, all property held or owned by the Partnership;

(vii) to borrow or raise money from time to time and to issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness, to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of, or the granting of a security interest in, the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, to guarantee the obligations of others and to buy, sell, pledge or otherwise dispose of any such instrument or evidence of indebtedness;

(viii) make, in its sole discretion, any and all elections for U.S. federal, state, local and non-U.S. tax purposes;

(ix) to lend any of its property or funds, either with or without security, at any legal rate of interest or without interest;

(x) to have and maintain one or more offices within or without the State of Delaware, and in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

(xi) to open, maintain and close accounts, including margin accounts, with brokers;

(xii) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

(xiii) to engage accountants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate any of them as may be necessary or advisable;

(xiv) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, to form or cause to be formed and to participate in partnerships and joint ventures, whether foreign or domestic, and to form or cause to be formed and be a member or manager or both of one or more limited liability companies;

(xv) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary, convenient or advisable or incident to carrying out its purposes;

(xvi) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment to claims against the Partnership, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(xvii) to distribute, subject to the terms of this Agreement, at any time and from time to time to the Partners cash or investments or other property of the Partnership, or any combination thereof; and

(xviii) to take such other actions necessary, desirable, convenient or incidental thereto and to engage in such other businesses as may be permitted under Delaware and other applicable law.

Section 2.6 Registered Office; Place of Business; Registered Agent. The Partnership shall maintain an office and principal place of business at 345 Park Avenue, New York, New York 10154 or such other place or places as the General Partner may designate from time to time. The Partnership shall maintain a registered office at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware shall be Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808. The General Partner may from time to time change the registered agent or office by an amendment to the certificate of limited partnership of the Partnership.

Section 2.7 Withdrawal of Initial Limited Partner. Upon the admission of one or more Limited Partners to the Partnership at the Effective Date, the Initial Limited Partner shall (a) receive a return of any subscription made by him to the Partnership, (b) Withdraw as the Initial Limited Partner of the Partnership and (c) have no further right, interest or obligation of any kind whatsoever as a Partner in the Partnership.

ARTICLE III

MANAGEMENT

Section 3.1 General Partner.

(a) BXISA L.L.C. is the General Partner as of the date hereof. The General Partner shall cease to be the General Partner only if it (i) Withdraws from the Partnership for any reason (ii) consents in its sole discretion to resign as the General Partner or (iii) a Final Event with respect to it occurs. The General Partner may not be removed without its consent. There may be one or more General Partners. In the event that one or more other General Partners is admitted to the Partnership as such, all references herein to the “General Partner” in the singular form shall be deemed to also refer to such other General Partners as may be appropriate. The relative rights and responsibilities of such General Partners will be as agreed upon from time to time between them.

(b) Upon the Withdrawal from the Partnership or voluntary resignation of the last remaining General Partner, all of the powers formerly vested therein pursuant to this Agreement and the Partnership Act shall be exercised by a Majority in Interest of the Partners.

Section 3.2 Partner Voting, etc.

(a) Except as otherwise expressly provided herein and except as may be expressly required by the Partnership Act, Partners (including Special Partners), other than General Partners, as such shall have no right to, and shall not, take part in the management or control of the Partnership’s business or act for or bind the Partnership, and shall have only the rights and powers granted to Partners of the applicable class herein.

(b) To the extent a Partner is entitled to vote with respect to any matter relating to the Partnership, such Partner shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such Partner (or any Affiliate thereof) in such matter.

(c) Meetings of the Partners may be called only by the General Partner.

(d) Notwithstanding any other provision of this Agreement, any Limited Partner or Withdrawn Partner that fails to respond to a notice provided by the General Partner requesting the consent, approval or vote (including, without limitation, with respect to any amendments pursuant to Section 7.14) of such Limited Partner or Withdrawn Partner within 14 days after such notice is sent to such Limited Partner or Withdrawn Partner shall be deemed to have given its affirmative consent or approval thereto.

Section 3.3 Management.

(a) The management, control and operation of the Partnership and the formulation and execution of business and investment policy shall be vested in the General Partner. The General Partner shall have full control over the business and affairs of the Partnership, and shall, in its discretion, exercise all powers necessary and convenient for the purposes of the Partnership, including those enumerated in Section 2.5, on behalf and in the name of the Partnership. All decisions and determinations (howsoever described herein) to be made by the General Partner pursuant to this Agreement shall be made in its discretion, subject only to the express terms and conditions of this Agreement (including Section 7.4).

(b) Notwithstanding any provision of this Agreement to the contrary, the Partnership is hereby authorized, without the need for any further act, vote or consent of any Partner, (i) to execute and deliver, and to perform the Partnership’s obligations under, each agreement of the Partnership (including, without limitation, the applicable Fund Agreements), including, without limitation, serving as the managing member, general partner, special limited partner or limited partner, as the case may be, of the Funds, (ii) to execute and deliver the applicable Fund Agreements, as amended, restated and/or supplemented, and to perform the Partnership’s obligations, and to cause the Funds (subject to the applicable Fund Agreements) to perform their respective obligations, under the applicable Fund Agreements, (iii) to execute and deliver, and to perform the Partnership’s obligations, under the governing agreements of any other partnership, limited liability company, other company, corporation or other entity (each a “Partnership Affiliate”) of which the Partnership is to become a general partner or limited partner, member, shareholder or other equity interest owner, including, without limitation, serving as a general partner or limited partner, member, shareholder or other equity interest owner of each Partnership Affiliate and (iv) to take any action, in the applicable capacity, contemplated by or arising out of any applicable Fund Agreements.

(c) The General Partner and any other person designated by the General Partner, each acting individually, is hereby authorized and empowered, as an authorized signatory of the Partnership (the General Partner hereby authorizing and ratifying any of the following actions):

(i) to execute and deliver and/or file (in the name and on behalf of the Partnership) any agreement of the Partnership (including, without limitation, the applicable Fund Agreements) or of the Funds (including, without limitation, the applicable Fund Agreements) and any amendments, restatements and/or supplements thereof, the certificate of limited partnership of the Partnership (and any amendments, restatements and/or supplements of any of the foregoing) and any other certificates, notices, applications and other documents (and any amendments, restatements and/or supplements thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for the Partnership or the Funds to qualify to do business in a jurisdiction in which the Partnership or the Funds desires to do business; or

(ii) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Partnership and/or in the name and on behalf of the Partnership), (A) such documents, instruments, certificates and agreements as may be necessary or desirable in furtherance of the Partnership’s or the Funds’ purposes, (B) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of the Partnership or the Funds, (C)

any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of the Partnership or the Funds, and all checks, notes, drafts and other documents of the Funds that may be required in connection with any such bank account or any banking facilities or services that may be utilized by the Partnership or the Funds, (D) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 3.3(c), each acting individually, shall be deemed to have been adopted by the Partners, the Partnership or the Funds, as applicable, for all purposes), and (E) any amendments, restatements and/or supplements of any of the foregoing.

The authority granted to any person (other than the General Partner) in this Section 3.3(c) may be revoked at any time by the General Partner by an instrument in writing signed by the General Partner.

Section 3.4 Responsibilities of Partners.

(a) Unless otherwise determined by the General Partner in a particular case, each Limited Partner (other than Special Partners) shall devote substantially all his or her time and attention to the businesses of the Partnership and its Affiliates, and each Special Partner shall not be required to devote any time or attention to the businesses of the Partnership or its Affiliates.

(b) All outside business or investment activities of the Partners (including outside directorships or trusteeships) shall be subject to such rules and regulations as are established by the General Partner from time to time.

(c) The General Partner may from time to time establish such other rules and regulations applicable to Partners or other employees as the General Partner deems appropriate, including rules governing the authority of Partners or other employees to bind the Partnership to financial commitments or other obligations.

Section 3.5 Exculpation and Indemnification.

(a) Liability to Partners. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Partner nor any of such Partner’s representatives, agents or advisors nor any partner, member, officer, employee, representative, agent or advisor of the Partnership or any of its Affiliates (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Partnership or any other Partner for any act or omission (in relation to the Partnership, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person (other than any act or omission constituting Cause) unless there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith. Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Partnership, accountants and other experts or professional advisors, and no action taken by any Covered Person in reliance on such advice shall in any event subject such person to any liability to any Partner or the Partnership. To the extent that, at law or in equity, a Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, to the fullest extent permitted by law, such Partner acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Partner otherwise existing at law or in equity, are agreed by the Partners, to the fullest extent permitted by law, to modify to that extent such other duties and liabilities of such Partner. To the fullest extent permitted by law, the parties hereto agree that the General Partner shall be held to have acted in good faith for the purposes of this Agreement and its duties under the Partnership Act if it believes that it has acted honestly and in accordance with the specific terms of this Agreement.

(b) Indemnification. (i) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless (but only to the extent of the Partnership’s assets (including, without limitation, the remaining capital commitments of the Partners)) each Covered Person from and against any and all claims, damages, losses, costs, expenses and liabilities (including, without limitation, amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), joint and several, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, for purposes of this Section 3.5, “Losses”), arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of such Covered Person’s management of the affairs of the Partnership or which relate to or arise out of or in connection with the Partnership, its property, its business or affairs (other than claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, arising out of any act or omission of such Covered Person constituting Cause); provided, that a Covered Person shall not be entitled to indemnification under this Section 3.5(b) with respect to any claim, issue or matter if there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith; provided further, that if such Covered Person is a Partner or a Withdrawn Partner, such Covered Person shall bear its share of such Losses in accordance with such Covered Person’s Profit Sharing Percentage in the Partnership as of the time of the actions or omissions that gave rise to such Losses. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Covered Person (including, without limitation, the General Partner) in defending any claim, demand, action, suit or proceeding may, with the approval of the General Partner, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of a written undertaking by or on behalf of the Covered Person to repay such amount to the extent that it shall be subsequently determined that the Covered Person is not entitled to be indemnified as authorized in this Section 3.5(b), and the Partnership and its Affiliates shall have a continuing right of offset against such Covered Person’s interests/investments in the Partnership and such Affiliates and shall have the right to withhold amounts otherwise distributable to such Covered Person to satisfy such repayment obligation. If a Partner institutes litigation against a Covered Person which gives rise to an indemnity obligation hereunder, such Partner shall be responsible, up to the amount of such Partner’s Interests and remaining capital commitment, for such Partner’s pro rata share of the Partnership’s expenses related to such indemnity obligation, as determined by the General Partner. The Partnership may purchase insurance, to the extent available at reasonable cost, to cover losses, claims, damages or liabilities covered by the foregoing indemnification provisions. Partners will not be personally obligated with respect to indemnification pursuant to this Section 3.5(b). The General Partner shall have the authority to enter into separate agreements with any Covered Person in order to give effect to the obligations to indemnify pursuant to this Section 3.5(b).

(ii) (A) Notwithstanding anything to the contrary herein, for greater certainty, it is understood and/or agreed that the Partnership’s obligations hereunder are not intended to render the Partnership as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under applicable law governing the Funds and/or a particular portfolio entity through which an investment is indirectly held. It is further understood and/or agreed that a Covered Person shall first seek to be so indemnified and have such expenses advanced in the following order of priority (to the extent available and permitted pursuant to the terms of the applicable Fund Agreement and applicable insurance policies): first, out of proceeds available in respect of applicable insurance policies maintained by the applicable portfolio entity and/or the Funds; second, by the applicable portfolio entity through which such investment is indirectly held and third, by the Funds (only to the extent the foregoing sources have been exhausted).

(B) The Partnership’s obligation, if any, to indemnify or advance expenses to any Covered Person shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from the Funds and/or the applicable portfolio entity (including by virtue of any applicable insurance policies maintained thereby), and to the extent the Partnership (or any Affiliate thereof) pays or causes to be paid any amounts that should have been paid by the Funds and/or the applicable portfolio entity (including by virtue of any applicable insurance policies maintained thereby), it is agreed among the Partners that the Partnership shall have a subrogation claim against the Funds and/or such portfolio entity in respect of such advancement or payments (to the extent available and permitted pursuant to the terms of the applicable Fund Agreement and applicable insurance policies). The General Partner and the Partnership shall be specifically empowered to structure any such advancement or payment as a loan or other arrangement (except for a loan to an executive officer of Blackstone or BXINFRA U.S., which shall not be permitted) as the General Partner may determine necessary or advisable to give effect to or otherwise implement the foregoing.

Section 3.6 Representations of Partners.

(a) Each Limited Partner and Special Partner by execution of this Agreement (or by otherwise becoming bound by the terms and conditions hereof as provided herein or in the Partnership Act) represents and warrants to every other Partner and to the Partnership, except as may be waived by the General Partner, that such Partner is acquiring each of such Partner’s Interests for such Partner’s own account for investment and not with a view to resell or distribute the same or any part thereof, and that no other person has any interest in any such Interest or in the rights of such Partner hereunder; provided, that a Partner may choose to make transfers for estate and charitable planning purposes (pursuant to Section 6.3(a) and otherwise in accordance with the terms hereof). Each Limited Partner and Special Partner represents and warrants that such Partner understands that the Interests have not been registered under the Securities Act, and therefore such Interests may not be resold without registration under the Securities Act or exemption from such registration, and that accordingly such Partner must bear the economic risk of an investment in the Partnership for an indefinite period of time. Each Limited Partner and Special Partner represents and warrants, unless otherwise agreed to by the General Partner in writing, that such Partner is both an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and a “qualified purchaser” or a “knowledgeable employee” within the meaning of the Investment Company Act of 1940, as amended (and the rules and regulations promulgated thereby). Each Limited Partner and Special Partner represents that such Partner has such knowledge and experience in financial and business matters, that such Partner is capable of evaluating the merits and risks of an investment in the Partnership, and that such Partner is able to bear the economic risk of such investment. Each Limited Partner and Special Partner represents that such Partner’s overall commitment to the Partnership and other investments which are not readily marketable is not disproportionate to the Partner’s net worth and the Partner has no need for liquidity in the Partner’s investment in Interests. Each Limited Partner and Special Partner represents that to the full satisfaction of the Partner, the Partner has been furnished any materials that such Partner has requested relating to the Partnership and the offering of Interests and has been afforded the opportunity to ask questions of representatives of the Partnership concerning the terms and conditions of the offering of Interests and any matters pertaining thereto and to obtain any other additional information relating thereto. Each Limited Partner and Special Partner represents that the Partner has consulted to the extent deemed appropriate by the Partner with the Partner’s own advisors as to the financial, tax, legal and related matters concerning an investment in Interests and on that basis believes that an investment in the Interests is suitable and appropriate for the Partner.

(b) Each Limited Partner and Special Partner agrees that the representations and warranties contained in paragraph (a) above shall be true and correct as of any date that such Partner (1) makes a capital contribution to the Partnership (whether as a result of Firm Advances made to such Partner or otherwise) with respect to any investment, and such Partner hereby agrees that such capital contribution shall serve as confirmation thereof and/or (2) repays any portion of the principal amount of a Firm Advance, and such Partner hereby agrees that such repayment shall serve as confirmation thereof.

Section 3.7 Tax Representation and Further Assurances.

(a) Each Limited Partner and Special Partner, upon the request of the General Partner, agrees to perform all further acts and to execute, acknowledge and deliver any documents that may be reasonably necessary to comply with the General Partner’s or the Partnership’s obligations under applicable law or to carry out the provisions of this Agreement.

(b) Each Limited Partner and Special Partner certifies that (A) if the Limited Partner or Special Partner is a United States person (as defined in the Code) (x) (i) the Limited Partner or Special Partner’s name, social security number (or, if applicable, employer identification number) and address provided to the Partnership and its Affiliates pursuant to an IRS Form W 9, Request for Taxpayer Identification Number Certification (“W-9”) or otherwise are correct and (ii) the Limited Partner or Special Partner will complete and return a W-9 and (y) (i) the Limited Partner or Special Partner is a United States person (as defined in the Code) and (ii) the Limited Partner or Special Partner will notify the Partnership within 60 days of a change to foreign (non-United States) status or (B) if the Limited Partner or Special Partner is not a United States person (as defined in the Code) (x) (i) the information on the completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) (“W-8BEN”), IRS Form W-8BEN-E, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities) (“W-8BEN-E”), or other applicable form, including but not limited to IRS Form W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting (“W-8IMY”), or otherwise is correct and (ii) the Limited Partner or Special Partner will complete and return the applicable IRS form, including but not limited to a W-8BEN, W-8BEN-E or W-8IMY, and (y) (i) the Limited Partner or Special Partner is not a United States person (as defined in the Code) and (ii) the Limited Partner or Special Partner will notify the Partnership within 60 days of any change of such status. Each Limited Partner and Special Partner agrees to provide such cooperation and assistance, including but not limited to properly executing and providing to the Partnership in a timely manner any tax or other documentation or information that may be reasonably requested by the Partnership or the General Partner.

(c) Each Limited Partner and Special Partner acknowledges and agrees that the Partnership and the General Partner may release confidential information or other information about the Limited Partner or Special Partner or related to such Limited Partner or Special Partner’s investment in the Partnership if the Partnership or the General Partner, in its or their sole discretion, determines that such disclosure is required by applicable law or regulation or in order to comply for an exception from, or reduced tax rate of, tax or other tax benefit. Any such disclosure shall not be treated as a breach of any restriction upon the disclosure of information imposed on any such person by law or otherwise, and a Limited Partner or Special Partner shall have no claim against the Partnership, the General Partner or any of their Affiliates for any form of damages or liability as a result of actions taken by the foregoing in order to comply with any disclosure obligations that the foregoing reasonably believe are required by law, regulation or otherwise.

(d) Each Limited Partner and Special Partner acknowledges and agrees that if it provides information that is in anyway materially misleading, or if it fails to provide the Partnership or its agents with any information requested hereunder, in either case in order to satisfy the Partnership’s obligations, the General Partner reserves the right to take any action and pursue any remedies at its disposal, including (i) requiring such Limited Partner or Special Partner to Withdraw for Cause and (ii) withholding or deducting any costs caused by such Limited Partner’s action or inaction from amounts otherwise distributable to such Limited Partner or Special Partner from the Partnership and its Affiliates.

ARTICLE IV

CAPITAL OF THE PARTNERSHIP

Section 4.1 Capital Contributions by Partners.

(a) Each Limited Partner may be required to make capital contributions to the Partnership at such times and in such amounts as may be determined by the General Partner from time to time or as may be mutually agreed (including, where applicable, as set forth in such Limited Partner’s Admission Letter). Special Partners shall not be required to make capital contributions to the Partnership except as specifically set forth in this Agreement or as they otherwise agree; provided, that the General Partner and any Special Partner may agree from time to time that such Special Partner shall make an additional capital contribution to the Partnership.

(b) Each capital contribution by a Partner shall be credited to the appropriate Capital Account (or sub account) of such Partner in accordance with Section 5.2 and maintained in the books and records of the Partnership.

(c) The General Partner may elect on a case-by-case basis with respect to any Partner (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partner that is also an executive officer of Blackstone or BXINFRA U.S.) to (i) cause the Partnership to loan to any such Partner the amount of any capital contribution to the Partnership by such Partner on terms determined by the General Partner or (ii) permit any such Partner to make a required capital contribution to the Partnership in installments on terms determined by the General Partner.

Section 4.2 Interest. There shall be no interest on the balances of the Partners’ Capital Accounts.

Section 4.3 Partial Withdrawals of Capital. Each Partner may make partial withdrawals in respect of such Partner’s Capital Account(s) in such amounts and at such times as may be permitted by the General Partner from time to time. Payments with respect to any such partial withdrawals will be made at such times and in cash or in kind as may be determined by the General Partner; provided that any Partner that is also an executive officer of Blackstone or BXINFRA U.S. who receives withdrawals in kind will have such withdrawal payments made payable to BXINFRA Special Limited Partner L.P., which was formed for the purpose of holding such Partner’s in-kind withdrawals.

ARTICLE V

PARTICIPATION IN PROFITS AND LOSSES

Section 5.1 General Accounting Matters.

(a) Net Income (Loss) shall be determined by the General Partner at the end of each accounting period and shall be allocated as described in Section 5.4.

(b) “Net Income (Loss)” means, with respect to any accounting period, the sum of: (i) Fund Net Income (Loss) for such period, (ii) Other Net Income (Loss) for such period, and (iii) any net income (loss) relating to the Performance Allocation (including any property received from each Fund with respect thereto) for such period. The General Partner may from time to time (i) establish additional separate categories of Net Income (Loss) and/or subcategories within any one or more categories of Net Income (Loss) (each of which subcategories for purposes of this Agreement shall also be deemed a separate “category” of Net Income (Loss)) with respect to the Partnership as it may determine and (ii) calculate and allocate Net Income (Loss) for each such category on a separate basis.

(c) Net Income (Loss) with respect to any accounting period shall be determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if any asset has a value in the books of the Partnership that differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such value; (iii) upon an adjustment to the value of any asset in the books of the Partnership pursuant to Regulation Section 1.704-1 (b) (2), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items; (v) any income that is payable to Partnership employees in respect of “phantom interests” awarded by the General Partner to employees shall be included as an expense in the calculation of Net Income (Loss), and (vi) items of income and expense (including interest income and overhead and other indirect expenses) of the Partnership, General Partner and other Affiliates of the Partnership shall be allocated among the Partnership, General Partner and such Affiliates as determined by the General Partner. Any adjustments to Net Income (Loss) by the General Partner, including adjustments for items of income accrued but not yet received, unrealized gains, items of expense accrued but not yet paid, unrealized losses, reserves (including reserves for taxes, bad debts, actual or threatened litigation, or any other expenses, contingencies or obligations) and other appropriate items shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”); provided, that the General Partner shall not be required to make any such adjustments; provided further, that the General Partner may elect from time to time to calculate and allocate Net Income (Loss) attributable to any item of income or expense or any investment of the Partnership on a basis separate from the Partnership’s other business.

(d) An accounting period shall be a Fiscal Year, except that, at the option of the General Partner, an accounting period will terminate and a new accounting period will begin on the admission date of an additional Partner or the Withdrawal Date of a Withdrawn Partner, if any such date is not the first day of a Fiscal Year, or on any other date determined by the General Partner in its sole discretion. If any event referred to in the preceding sentence occurs and the General Partner does not elect to terminate an accounting period and begin a new accounting period, then the General Partner may make such adjustments as its deems appropriate to the Partners’ Profit Sharing Percentages for the accounting period in which such event occurs (prior to any allocations or adjustments to Profit Sharing Percentages pursuant to Section 5.3) to reflect the Partners’ average Profit Sharing Percentages during such accounting period.

(e) In establishing Profit Sharing Percentages pursuant to Section 5.3, the General Partner may consider such factors as it deems appropriate in its sole discretion.

(f) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the General Partner and approved by the Partnership’s independent accountants. Such approved determinations, valuations and other accounting matters shall be conclusive and binding on all Partners, all Withdrawn Partners, their successors, heirs, estates or legal representatives and any other person, and to the fullest extent permitted by law, no such person shall have the right to an accounting or an appraisal of the assets of the Partnership or any successor thereto.

Section 5.2 Capital Accounts.

(a) There shall be established for each Partner in the books of the Partnership, to the extent and at such times as may be appropriate, one or more Capital Accounts (or sub accounts) as the General Partner may deem to be appropriate for purposes of accounting for such Partner’s interests in the capital and Net Income (Loss) of the Partnership. A separate Capital Account (or sub account) shall be established for each Partner with respect to Fund Net Income (Loss), Other Net Income (Loss), the Performance Allocation and Capital Account Interests, provided that each Partner shall have a single Capital Account for U.S. federal income tax purposes. In addition, the General Partner may also establish separate Capital Accounts (or sub accounts) for each Partner with respect to any other categories of Net Income (Loss) and Capital Account Interests (if any) as it may determine in its sole discretion.

(b) As of the end of each accounting period or, in the case of a capital contribution to the Partnership by one or more of the Partners or a distribution by the Partnership to one or more of the Partners, at the time of such contribution or distribution, (i) the appropriate Capital Accounts (or sub accounts) of each Partner shall be credited with the following amounts: (A) the amount of cash and the value of any property contributed by such Partner to the capital of the Partnership during such accounting period or other Capital Account Interests assigned by the General Partner and (B) the Net Income allocated to such Partner in respect of such Capital Account (or sub account) for such accounting period; and (ii) the appropriate Capital Accounts (or sub accounts) of each Partner shall be debited with the following amounts: (x) the amount of cash, the principal amount of any subordinated promissory note of the Partnership referred to in Section 6.5 (as such amount is paid) and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner during such accounting period and (y) the Net Loss allocated to such Partner in respect of such Capital Account (or sub account) for such accounting period. Upon the receipt by the Partnership of cash or other property, including with respect to the Performance Allocation, the General Partner may allocate such cash or other property amongst the Capital Accounts (or sub accounts) of the Partners. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. In accordance with Treasury Regulations Section 1.1061-3(c)(3)(ii)(B), the Partnership shall (i) calculate separate allocations attributable to (A) any distribution entitlements that are not commensurate with capital contributed to the Partnership, and (B) any distribution entitlements of the Partners that are commensurate with capital contributed to the Partnership (in each case, within the meaning of Regulations Section 1.1061-3(c)(3)(ii)(B) and as reasonably determined by the General Partner), and (ii) consistently reflect each such allocation in its books and records. Any references in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any Transfer of any Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

Section 5.3 Profit Sharing Percentages.

(a) On or about the beginning of each annual accounting period (or at such other times as determined by the General Partner in its sole discretion), the General Partner shall establish the profit sharing percentage (the “Profit Sharing Percentage”) of each Partner in each category of Net Income (Loss) for such annual accounting period pursuant to Section 5.1(a), taking into account such factors as the General Partner deems appropriate, including those referred to in Section 5.1. The General Partner may establish different Profit Sharing Percentages for any Partner on a Fund-by-Fund basis with respect to each different category of Net Income (Loss) for each such Fund (including, without limitation, Fund Net Income (Loss), Other Net Income (Loss) and the Performance Allocation) as it may determine in its sole discretion. The Profit Sharing Percentages for any Partner with respect to each different category of Net Income (Loss)

for any individual Fund (including, without limitation, Fund Net Income (Loss), Other Net Income (Loss) and the Performance Allocation) may be the same or different as the General Partner may determine in its sole discretion, subject to legal, tax regulatory and other considerations. The Profit Sharing Percentage(s) of any Partner for any annual accounting period may be adjusted in the case of the Withdrawal of a Partner pursuant to Section 6.5(d) and in the case of the admission of any Partner to the Partnership as an additional Partner pursuant to Section 6.1(b). Notwithstanding the foregoing, the General Partner may also adjust the Profit Sharing Percentage(s) of any Partner for any annual accounting period at the end of such annual accounting period in its sole discretion. For the avoidance of doubt, the General Partner shall take into account and exclude the Partnership’s capital contributions and related interests in the Funds made prior to a Partner’s admission to the Partnership in determining such Partner’s Capital Account balance and Profit Sharing Percentage(s).

(b) The General Partner may elect to allocate to the Partners less than 100% of the Profit Sharing Percentages of any category of Net Income (Loss) for any annual accounting period at the time specified in Section 5.3(a) for the annual fixing of Profit Sharing Percentages (any remainder of such Profit Sharing Percentages shall be the General Partner’s). In connection with the foregoing, the General Partner shall take such other actions and make such adjustments (including to the Partnership’s books and records) as the General Partner determines are necessary or appropriate in its discretion.

(c) Unless the General Partner otherwise determines, when a Partner has been assigned a Capital Account Interest, such Partner will have a 100% Profit Sharing Percentage in the Net Income (Loss) related to such Capital Account Interest.

Section 5.4 Allocations of Net Income (Loss). Except as otherwise provided in this Agreement, Net Income (Loss) and, to the extent necessary, individual categories thereof or components of income, gain, loss or deduction, of the Partnership shall be allocated among the Partners in a manner that as closely as possible gives economic effect to the provisions of this Article V and the other relevant provisions of this Agreement, as determined in the reasonable discretion of the General Partner.

If the Partnership disposes of property in a taxable transaction or otherwise engages in a taxable transaction in order to distribute the proceeds thereof to certain Partners, including in connection with a distribution in-kind of such property or assignment of a Capital Account Interest in such property with respect to other Partners, then, for U.S. federal income tax purposes only, taxable gain and taxable loss on the property disposed or other transaction shall be specially allocated among the Partners such that, to the extent possible, Partners who receive cash or other proceeds from such disposition or other transaction shall be allocated the taxable gain or taxable loss related to such disposition or other transaction equal to the amount of taxable gain or loss they would have been allocated, with respect to the amount of the property sold or other transaction used to fund the distribution on their account, if an additional amount of such property had instead been the subject of a disposition or other transaction by the Partnership instead of having been distributed in kind or assigned as a Capital Account Interest to such Partners. Limited Partners who receive in kind distributions or who are assigned a Capital Account Interest shall be allocated no taxable gain or loss with respect to such in kind distribution or assignment of such Capital Account Interest. For purposes of this paragraph, taxable gain and taxable loss shall be computed without regard to any adjustments described in Section 734(b) or Section 743(b) of the Code to the extent determined in good faith by the General Partner to be appropriate.

Section 5.5 Liability of Partners. Except as otherwise provided in the Partnership Act or as expressly provided in this Agreement, no Partner shall be personally obligated for any debt, obligation or liability of the Partnership or of any other Partner solely by reason of being a Partner. In addition, in no way does any of the foregoing limit any Partner’s obligations to make capital contributions as provided hereunder.

Section 5.6 Redemption Rights, etc. The General Partner may from time to time establish such redemption rights and/or other requirements with respect to the Partners’ Interests in the Partnership as the General Partner may determine. The General Partner shall have authority to (a) withhold any distribution otherwise payable to any Partner until any such redemption rights have lapsed, or any such requirements have been satisfied, (b) pay any distribution to any Partner that is Contingent as of the distribution date and require the refund of any portion of such distribution that is Contingent as of the Withdrawal Date of such Partner, (c) amend any previously established redemption or other requirements from time to time and (d) make such exceptions thereto as it may determine on a case-by-case basis.

Section 5.7 Distributions.

(a) The Partnership shall make distributions of available cash (subject to reserves and other adjustments as provided herein) or other property to the Partners at such times and in such amounts as are determined by the General Partner in its sole discretion; it being understood that certain Partners may receive cash while others may receive other property (e.g. Fund units) as determined by the General Partner in its sole discretion; provided that any Partner that is also an executive officer of Blackstone or BXINFRA U.S. who receives distributions in kind will have such distribution payments made payable to BXINFRA Special Limited Partner L.P., which was formed for the purpose of holding such Partner’s in-kind distributions. The General Partner shall, if it deems it appropriate, determine the availability for distribution of, and distribute, cash or other property separately for each category of Net Income (Loss) established pursuant to Section 5.1(a). Subject to Section 5.1(e), distributions of cash or other property shall be made among Partners in accordance with their respective Profit Sharing Percentages with respect thereto and/or with respect to their Capital Account Interests, as applicable. In accordance with the terms of each Fund Agreement, with respect to each Partner, the General Partner shall elect to receive the Performance Allocation from each Fund in cash or property (and to redeem any property for other property in accordance with the terms of each Fund Agreement), as determined by the General Partner in its sole discretion.

(b) Subject to the Partnership’s having sufficient available cash in the reasonable judgment of the General Partner, the Partnership may make cash distributions to each Partner with respect to each Fiscal Year of the Partnership in an aggregate amount at least equal to the total U.S. federal, New York State and New York City income and other taxes that would be payable by such Partner with respect to all categories of GP-Related Net Income (Loss) allocated to such Partner for such Fiscal Year, the amount of which shall be calculated (i) on the assumption that each Partner is an individual subject to the then prevailing maximum rate of U.S. federal, New York State and New York City and other income taxes (including, without limitation, taxes under Sections 1401 and 1411 of the Code), (ii) taking into account (x) the limitations on the deductibility of expenses and other items for U.S. federal income tax purposes and (y) the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income and (iii) taking into account any differential in applicable rates due to the type and character of GP-Related Net Income (Loss) allocated to such Partner. Notwithstanding the provisions of the foregoing sentence, the General Partner may refrain from making any distribution if, in the reasonable judgment of the General Partner, such distribution would be prohibited by § 17-607 of the Partnership Act.

(c) The General Partner may provide that a Partner’s right to distributions and investments of the Partnership may be subject to redemption by the Partnership during such period as the General Partner shall determine (a “Redemption Period”). Any Contingent distributions from investments subject to redemption rights will be withheld by the Partnership and will be distributed to the recipient thereof (together with interest thereon at rates determined by the General Partner from time to time) as the recipient’s rights to such distributions become Non-Contingent (by virtue of the expiration of the applicable Redemption Period or otherwise). The General Partner may elect in an individual case to have the Partnership distribute any Contingent distribution to the applicable recipient thereof irrespective of whether the applicable Redemption Period has lapsed. If a Partner Withdraws from the Partnership for any reason other than death or Total Disability, the undistributed share of such Partner’s Interest that remains Contingent as of the applicable date on which such Partner ceases to be a Partner in the Partnership (the “Withdrawal Date”) shall be redeemed by the Partnership at a purchase price determined at such time by the General Partner.

Section 5.8 Business Expenses. The Partnership shall reimburse the Partners for reasonable travel, entertainment and miscellaneous expenses incurred by them in the conduct of the Partnership’s business in accordance with rules and regulations established by the General Partner from time to time.

ARTICLE VI

ADDITIONAL PARTNERS; WITHDRAWAL OF PARTNERS;

SATISFACTION AND DISCHARGE OF

PARTNERSHIP INTERESTS; TERMINATION

Section 6.1 Additional Partners.

(a) Effective on the first day of any year (or on such other date as shall be determined by the General Partner in its sole discretion), the General Partner shall have the right to admit one or more additional or substitute persons into the Partnership as Limited Partners or Special Partners. Each such person shall make the representations and certifications with respect to itself set forth in Section 3.6 and Section 3.7 and any related admission documentation as determined by the General Partner in its sole discretion. The General Partner shall determine and negotiate with each additional Partner (which term, for the avoidance of doubt, shall include, without limitation, any substitute Partner) all terms of such additional Partner’s participation in the Partnership, including (as applicable and without limitation) such additional Partner’s initial capital contribution, and Profit Sharing Percentage(s). Each additional Partner shall have such voting rights as may be determined by the General Partner unless, upon the admission to the Partnership of any Special Partner, the General Partner shall designate that such Special Partner shall not have such voting rights (any such Special Partner being called a “Nonvoting Special Partner”).

(b) Except as may be otherwise determined by the General Partner, in the case of the admission of any Partner to the Partnership as an additional Partner, the Profit Sharing Percentages of the other Partners with respect to any category of Net Income (Loss) for any Fund may be reduced on a pro rata basis (based on such Partners’ respective Profit Sharing Percentages in effect immediately prior to such admission) by an amount equal to the Profit Sharing Percentage allocated to such new Partner with respect to each such category of Net Income (Loss) for each such Fund.

(c) Each additional Partner may be required to contribute to the Partnership a share of the Partnership’s total capital, at such times and in such amounts as shall be determined by the General Partner or as may be mutually agreed (including, where applicable, as set forth in such Limited Partner’s Admission Letter) in accordance with Section 4.1.

(d) The admission of an additional Partner will be evidenced by (i) the execution of a counterpart copy of, or counter-signature page with respect to, this Agreement by such additional Partner or (ii) the execution of an amendment to this Agreement by all the Partners (including the additional Partner), as determined by the General Partner or (iii) the execution by such additional Partner of any other writing evidencing the intent of such person to become a substitute or additional Limited Partner or Special Partner and to be bound by the terms of this Agreement (including, for example, an election form) and such writing being accepted by the General Partner on behalf of the Partnership (which, for the avoidance of doubt, may be in the form of an electronic acknowledgement (or click through) on a web-based portal maintained by Blackstone) or (iv) as otherwise set forth on the books and records of the Partnership by the General Partner.

Section 6.2 Withdrawal of Partners.

(a) Any Partner (i) may be removed from the Partnership at any time by the General Partner for any reason (including, but not limited to, as indicated in any Admission Letter applicable to such Partner) or no reason or (ii) shall be deemed to have Withdrawn from the Partnership upon such Partner’s death, Total Disability or Incompetence. Any Partner may Withdraw voluntarily from the Partnership subject to the prior written consent of the General Partner. The General Partner generally intends to permit voluntary Withdrawals on the last day of the calendar month (or on such other date as shall be determined by the General Partner in its sole discretion), on not less than 15 days’ prior written notice by the Partner to the General Partner (or on such shorter notice period as may be mutually agreed upon between such Partner and the General Partner); provided, that a Partner may not voluntarily Withdraw without the consent of the General Partner if such Withdrawal would (i) cause the Partnership to be in default under any of its contractual obligations or (ii) in the reasonable judgment of the General Partner, have a material adverse effect on the Partnership or its business; provided further, that to the extent a Withdrawal relates to a Capital Account relating to an investment of capital in the Funds, such Withdrawal may only be made to the extent permitted by the applicable Fund Agreements.

(b) Upon the Withdrawal of any Partner, including by the occurrence of any Withdrawal event under the Partnership Act with respect to any Partner, such Partner shall thereupon cease to be a Partner, except as expressly provided herein and the Partnership Act. The Profit Sharing Percentage(s) of any Partner for any annual accounting period may be adjusted in the case of the Withdrawal of a Limited Partner. Generally, if a Limited Partner Withdraws from the Partnership for any reason, such Limited Partner will forfeit his or her right to receive any undistributed share of such Limited Partner’s Interest.

(c) If the General Partner determines that it shall be in the best interests of the Partnership for any Partner (including any Partner who has given notice of voluntary Withdrawal pursuant to paragraph (a) above) to Withdraw from the Partnership (whether or not Cause exists) with respect to such Partner’s Interest, such Partner, upon written notice by the General Partner to such Partner, shall be required to Withdraw with respect to such Partner’s Interest, as determined by the General Partner, as of a date specified in such notice, which date shall be on or after the date of such notice. If the General Partner requires any Partner to Withdraw for Cause with respect to such Partner’s Interest, such notice shall state that it has been given for Cause and shall describe the particulars thereof in reasonable detail.

(d) Upon the Total Disability of a Limited Partner, such Partner shall thereupon cease to be a Limited Partner with respect to such Partner’s Interest; provided, that the General Partner may elect to admit such Withdrawn Partner to the Partnership as a Nonvoting Special Partner with respect to such Partner’s Interest, with such Interest as the General Partner may determine. The determination of whether any Partner has suffered a Total Disability shall be made by the General Partner in its sole discretion after consultation with a qualified medical doctor. In the absence of agreement between the General Partner and such Partner, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Total Disability.

(e) The Withdrawal from the Partnership of any Partner shall not, in and of itself, affect the obligations of the other Partners to continue the Partnership during the remainder of its term. A Withdrawn General Partner shall remain liable for all obligations of the Partnership incurred while it was a General Partner and resulting from its acts or omissions as a General Partner to the fullest extent provided by law.

Section 6.3 Partnership Interests Not Transferable.

(a) No Partner may sell, assign, pledge or otherwise transfer or encumber all or any portion of such Partner’s Interest other than as permitted by written agreement between such Partner and the Partnership; provided, that this Section 6.3 shall not impair transfers by operation of law, transfers by will or by other testamentary instrument occurring by virtue of the death or dissolution of a Partner, or transfers required by trust agreements; provided further, that a Limited Partner may transfer, for estate planning purposes, up to 50% of his or her Profit Sharing Percentage to any estate planning trust, limited partnership, or limited liability company with respect to which a Limited Partner controls investments related to any interest in the Partnership held therein (an “Estate Planning Vehicle”). Each Estate Planning Vehicle will be a Nonvoting Special Partner. Such Limited Partner and the Nonvoting Special Partner shall be jointly and severally liable for all obligations of both such Limited Partner and such Nonvoting Special Partner with respect to the Partnership, as the case may be. The General Partner may at its sole option exercisable at any time require any Estate Planning Vehicle to withdraw from the Partnership on the terms of this Article VI. Except as provided in the second proviso to the first sentence of this Section 6.3, no assignee, legatee, distributee, heir or transferee (by conveyance, operation of law or otherwise) of the whole or any portion of any Partner’s Interest shall have any right to be a Partner without the prior written consent of the General Partner (which consent may be withheld without giving reason therefor). Notwithstanding the granting of a security interest in the entire Interest of any Partner, such Partner shall continue to be a Partner of the Partnership.

(b) Notwithstanding any provision hereof to the contrary, no sale or transfer of any interest in the Partnership may be made except in compliance with all U.S. federal, state and other applicable laws, including U.S. federal and state securities laws.

Section 6.4 Consequences upon Withdrawal of a Partner.

(a) Subject to the Partnership Act, the General Partner may not transfer or assign its interest as a General Partner in the Partnership or its right to manage the affairs of the Partnership, except that the General Partner may, subject to the Partnership Act, with the prior written approval of a Majority in Interest of the Partners, admit another person as an additional or substitute General Partner who makes such representations with respect to itself as the General Partner deems necessary or appropriate (with regard to compliance with applicable law or otherwise); provided however, that the General Partner may, in its sole discretion, transfer all or part of its interest in the Partnership to a person who makes such representations with respect to itself as the General Partner deems necessary or appropriate (with regard to compliance with applicable law or otherwise) and who owns, directly or indirectly, the principal part of the business then conducted by the General Partner in connection with any liquidation, dissolution or reorganization of the General Partner, and, upon the assumption by such person of liability for all the obligations of the General Partner under this Agreement, such person shall be admitted as the General Partner. A person who is so admitted as an additional or substitute General Partner shall thereby become a General Partner and shall have the right to manage the affairs of the Partnership and to vote as a Partner to the extent of the interest in the Partnership so acquired. The General Partner shall not cease to be the general partner of the Partnership upon the collateral assignment of or the pledging or granting of a security interest in its entire Interest in the Partnership.

(b) Except as contemplated by Section 6.4(a) above, Withdrawal by a General Partner is not permitted. The Withdrawal of a Partner shall not dissolve the Partnership if at the time of such Withdrawal there are one or more remaining Partners (including the General Partner) and any one or more of such remaining Partners continue the business of the Partnership (any and all such remaining Partners being hereby authorized to continue the business of the Partnership without dissolution and hereby agreeing to do so). Notwithstanding Section 6.4(c), if upon the Withdrawal of a Partner there shall be no remaining Limited Partners, the Partnership shall be dissolved and shall be wound up unless, within 90 days after the occurrence of such Withdrawal, all remaining Special Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such Withdrawal, of one or more Limited Partners.

(c) The Partnership shall not be dissolved, in and of itself, by the Withdrawal of any Partner, but shall continue with the surviving or remaining Partners as partners thereof in accordance with and subject to the terms and provisions of this Agreement.

Section 6.5 Satisfaction and Discharge of a Withdrawn Partner’s Interest.

(a) The terms of this Section 6.5 shall apply to the Interest of a Withdrawn Partner. The term “Settlement Date” shall mean the date as of which a Withdrawn Partner’s Interest in the Partnership is settled as determined under paragraph (b) below.

(b) Except where a later date for the settlement of a Withdrawn Partner’s Interest in the Partnership may be agreed to by the General Partner and a Withdrawn Partner, a Withdrawn Partner’s Settlement Date shall be his or her Withdrawal Date; provided, that if a Withdrawn Partner’s Withdrawal Date is not the last day of a month, then the General Partner may elect in its discretion for the Withdrawal Date to be the last day of the month in which his or her Withdrawal Date occurs. During the interval, if any, between a Withdrawn Partner’s Withdrawal Date and Settlement Date, such Withdrawn Partner shall (subject to such Partner’s Admission Letter, as applicable) have the same rights and obligations with respect to capital contributions, interest on capital, allocations of Net Income (Loss) and distributions as would have applied had such Withdrawn Partner remained a Partner of the Partnership during such period.

(c) In the event of the Withdrawal of a Partner, the General Partner shall promptly after such Withdrawn Partner’s Settlement Date (i) determine and allocate to the Withdrawn Partner’s Capital Account such Withdrawn Partner’s allocable share of the Net Income (Loss) of the Partnership for the period ending on such Settlement Date in accordance with Article V and (ii) credit the Withdrawn Partner’s Capital Account with interest in accordance with Section 5.2. In making the foregoing calculations, the General Partner shall be entitled to establish such reserves (including reserves, taxes, bad debts, unrealized losses, actual or threatened litigation or any other expenses, contingencies or obligations) as it deems appropriate. Except as provided in this Section 6.5(c) and unless otherwise determined by the General Partner in a particular case, a Withdrawn Partner shall not be entitled to receive any amounts in respect of the annual accounting period during which such Partner Withdraws from the Partnership (whether or not previously awarded or allocated) or any amounts in respect of prior annual accounting periods that have not been paid or allocated (whether or not previously awarded) as of such Withdrawn Partner’s Withdrawal Date.

(d) From and after the Settlement Date of a Withdrawn Partner, such Partner’s Profit Sharing Percentages in respect of each category of Net Income (Loss) of the Partnership shall be reduced to zero (or in the case of a partial Withdrawal, shall be reduced proportionately based on the percentage of the Interest withdrawn by the relevant Partner), and (i) the Profit Sharing Percentages of all of the remaining Partners shall be adjusted pro rata to their respective Profit Sharing Percentages in such category of Net Income (Loss) of the Partnership at such time or (ii) the Profit Sharing Percentages of the General Partner shall be adjusted to include the Profit Sharing Percentages of the Withdrawn Partner, or any combination of the foregoing, in each case, as determined by the General Partner in its sole discretion.

(e) (i) Upon the Withdrawal from the Partnership of a Partner such Withdrawn Partner thereafter shall not, except as expressly provided in this Section 6.5, have any rights of a Partner (including voting rights), and, except as expressly provided in this Section 6.5, such Withdrawn Partner shall not have any interest in any category of the Partnership’s Net Income (Loss) (including, without limitation, Fund Net Income (Loss), Other Net Income (Loss) or the Performance Allocation) or in distributions, investments or other assets related to such Partner’s Interest. If a Partner Withdraws from the Partnership for any reason other than for Cause, then the Withdrawn Partner shall be entitled to receive, at the time or times specified in Section 6.5(g) below, in satisfaction and discharge in full of the Withdrawn Partner’s Interest in the Partnership, payment equal to the aggregate positive balance, if any, as of the Settlement Date of the Withdrawn Partner’s Capital Account (or portion thereof, as applicable), subject to all the terms and conditions of paragraphs (a)-(o) of this Section 6.5. If the amount determined pursuant to the language above is an aggregate negative balance, the Withdrawn Partner shall pay the amount thereof to the Partnership upon demand by the General Partner on or after the date of the statement referred to in Section 6.5(g) below; provided, that if the Withdrawn Partner was solely a Special Partner on his or her Withdrawal Date, such payment shall be required only to the extent of any amounts payable to such Withdrawn Partner pursuant to this Section 6.5. Any aggregate negative balance in the Capital Accounts of a Withdrawn Partner who was solely a Special Partner, upon the settlement of such Withdrawn Partner’s Interest in the Partnership pursuant to this Section 6.5, shall be allocated among the other Partners’ Capital Accounts in accordance with their respective Profit Sharing Percentages in the categories of Net Income (Loss) giving rise to such negative balance as determined by the General Partner as of such Withdrawn Partner’s Settlement Date. In the settlement of any Withdrawn Partner’s Interest in the Partnership, no value shall be ascribed to goodwill, the Partnership name or in anticipation of any value the Partnership or any successor thereto might have in the event the Partnership or any interest therein were to be sold in whole or in part.

(ii) Notwithstanding clause (i) of this Section 6.5(e), in the case of a Partner whose Withdrawal with respect to such Partner’s Interest resulted from such Partner’s death or Incompetence, such Partner’s estate or legal representative, as the case may be, may elect, at the time described below, to receive a Nonvoting Special Partner Interest and retain such Partner’s Profit Sharing Percentage in all (but not less than all) illiquid investments of the Partnership in lieu of a cash payment (or promissory note) in settlement of that portion of the Withdrawn Partner’s Interest. The election referred to above shall be made within 60 days after the Withdrawn Partner’s Settlement Date, based on a statement of the settlement of such Withdrawn Partner’s Interest in the Partnership pursuant to this Section 6.5.

(f) The General Partner may elect, in lieu of payment in cash of any amount payable to a Withdrawn Partner pursuant to paragraph (e) above, to have the Partnership issue the Withdrawn Partner a subordinated promissory note and/or to distribute in-kind to the Withdrawn Partner such Withdrawn Partner’s pro rata share (as determined by the General Partner) of any securities or other investments of the Partnership in relation to such Partner’s Interest. If securities or other investments are distributed in-kind to a Withdrawn Partner in respect of its Interest under this paragraph (g), the amount described in paragraph (e) shall be reduced by the value of such distribution as valued on the latest balance sheet of the Partnership in accordance with generally accepted accounting principles or, if not appearing on such balance sheet, as reasonably determined by the General Partner; provided that any Partner that is also an executive officer of Blackstone or BXINFRA U.S. who receives such payments in kind will have such payments made payable to BXINFRA Special Limited Partner L.P., which was formed for the purpose of holding such Partner’s in-kind payments.

(g) Within 120 days after the Settlement Date, the General Partner shall submit to the Withdrawn Partner a statement of the settlement of such Withdrawn Partner’s Interest in the Partnership pursuant to this Section 6.5 together with any cash payment, subordinated promissory note and in kind distributions to be made to such Partner as shall be determined by the General Partner. The General Partner shall submit to the Withdrawn Partner supplemental statements with respect to additional amounts payable to or by the Withdrawn Partner in respect of the settlement of his or her Interest in the Partnership promptly after such amounts are determined by the General Partner. To the fullest extent permitted by law, such statements and the valuations on which they are based shall be accepted by the Withdrawn Partner without examination of the accounting books and records of the Partnership or other inquiry. Any amounts payable by the Partnership to a Withdrawn Partner pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment or provision for payment in full of claims of all present or future creditors of the Partnership or any successor thereto arising out of matters occurring prior to the applicable date of payment or distribution; provided that such Withdrawn Partner shall otherwise rank pari passu in right of payment (x) with all persons who become Withdrawn Partners and whose Withdrawal Date is within one year before the Withdrawal Date of the Withdrawn Partner in question and (y) with all persons who become Withdrawn Partners and whose Withdrawal Date is within one year after the Withdrawal Date of the Withdrawn Partner in question.

(h) If the aggregate reserves established by the General Partner as of the Settlement Date in making the foregoing calculations should prove, in the determination of the General Partner, to be excessive or inadequate, the General Partner may elect, but shall not be obligated, to pay the Withdrawn Partner or his or her estate such excess, or to charge the Withdrawn Partner or his or her estate such deficiency, as the case may be.

(i) Any amounts owed by the Withdrawn Partner to the Partnership or any of its Affiliates at any time on or after the Settlement Date (e.g., outstanding Partnership loans or advances to such Withdrawn Partner) shall be offset against any amounts payable or distributable by the Partnership to the Withdrawn Partner at any time on or after the Settlement Date or shall be paid by the Withdrawn Partner to the Partnership, in each case as determined by the General Partner. All cash amounts payable by a Withdrawn Partner to the Partnership under this Section 6.5 shall bear interest from the due date to the date of payment at a floating rate equal to the lesser of (x) the Prime Rate or (y) the maximum rate of interest permitted by applicable law. The “due date” of amounts payable by a Withdrawn Partner pursuant to Section 6.5(h) above shall be 120 days after a Withdrawn Partner’s Settlement Date. The “due date” of any amounts payable by a Withdrawn Partner shall be 60 days after the date such amounts are determined to be payable.

(j) At the time of the settlement of any Withdrawn Partner’s Interest in the Partnership pursuant to this Section 6.5, the General Partner may, to the fullest extent permitted by applicable law, impose any restrictions it deems appropriate on the assignment, pledge, encumbrance or other transfer by such Withdrawn Partner of any Interest retained by such Withdrawn Partner, any securities or other investments distributed in-kind to such Withdrawn Partner or such Withdrawn Partner’s right to any payment from the Partnership.

(k) If a Partner is required to Withdraw from the Partnership with respect to such Partner’s Interest for Cause, then his or her Partner Interest shall be settled in accordance with paragraphs (a)-(o) of this Section 6.5; provided, however, that the General Partner may elect (but shall not be required) to determine that any amounts payable by the Partnership to the Withdrawn Partner pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payments in full of claims of all present or future creditors of the Partnership or any successor thereto arising out of matters occurring prior to or on or after the applicable date of payment or distribution.

(l) The payments to a Withdrawn Partner pursuant to this Section 6.5 may be conditioned on the compliance by such Withdrawn Partner with any lawful and reasonable (under the circumstances) restrictions against engaging or investing in a business competitive with that of the Partnership or any of its subsidiaries and Affiliates for a period not exceeding two years determined by the General Partner. Upon written notice to the General Partner, any Withdrawn Partner who is subject to noncompetition restrictions established by the General Partner pursuant to this paragraph (l) may elect to forfeit the principal amount payable in the final installment of his or her subordinated promissory note, together with interest to be accrued on such installment after the date of forfeiture, in lieu of being bound by such restrictions.

(m) In addition to the foregoing, the General Partner shall have the right to pay a Withdrawn Partner (other than the General Partner) a discretionary additional payment in an amount and based upon such circumstances and conditions as it determines to be relevant.

(n) The provisions of this Section 6.5 shall apply to any Partner relating to a Limited Partner or Special Partner and to any transferee of any interest of such Partner pursuant to Section 6.3 if such Partner Withdraws from the Partnership.

(o) The Partnership will assist a Withdrawn Partner or its estate or guardian, as the case may be, in the settlement of the Withdrawn Partner’s Interest in the Partnership. Third party costs incurred by the Partnership in providing this assistance will be borne by the Withdrawn Partner or its estate.

(p) The General Partner may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Partners or their estates or guardians, as referred to above. In such instances, the General Partner will obtain the prior approval of a Withdrawn Partner or his or her estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Partner (or his or her estate or guardian) declines to incur such costs, the General Partner will provide such reasonable assistance as and when it can so as not to interfere with the Partnership’s day-to-day operating, financial, tax and other related responsibilities to the Partnership and the Partners.

(q) Each Partner (other than the General Partner) hereby irrevocably appoints the General Partner as such Partner’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Partner’s name, place and stead, to make, execute, sign and file, on behalf of such Partner, any and all agreements, instruments, consents, ratifications, documents and certificates which the General Partner deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 6.5, including, without limitation, the performance of any obligation of such Partner or the Partnership or the exercise of any right of such Partner or the Partnership. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Partnership of any Partner for any reason and shall not be affected by the death, disability or incapacity of such Partner.

Section 6.6 Dissolution of the Partnership. The General Partner may dissolve the Partnership at any time on not less than 60 days’ notice of the dissolution date given to the other Partners. Upon the dissolution of the Partnership, and following the payment of creditors of the Partnership and the making of provisions for the payment of any contingent, conditional or unmatured claims known to the Partnership as required under the Partnership Act, the Partners’ respective interests in the Partnership shall be valued and settled in accordance with the procedures set forth in Sections 5.7 and 6.5 which provide for allocations to the Capital Accounts of the Partners and distributions in accordance with the Capital Account balances of the Partners. The General Partner shall be the liquidator. In the event that the General Partner is unable to serve as liquidator, a liquidating trustee shall be chosen by affirmative vote of a Majority in Interest of the Partners voting at a meeting of Partners (excluding Nonvoting Special Partners).

Section 6.7 Certain Tax Matters.

(a) The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for federal, state and local income tax purposes in the same manner as such items of income, gain, loss, deduction and credit shall be allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code or other applicable law. To the extent Regulations promulgated pursuant to Subchapter K of the Code (including under Sections 704(b) and (c) of the Code) or other applicable law require allocations for tax purposes that differ from the foregoing allocations, the General Partner may determine the manner in which such tax allocations shall be made so as to comply more fully with such Regulations or other applicable law and, at the same time, preserve the economic relationships among the Partners as set forth in this Agreement. In the event there is a net decrease in partnership minimum gain or partner nonrecourse debt minimum gain (determined in accordance with the principles of Regulation Sections 1.704-2(d) and 1.704-2(i)) during any taxable year of the Partnership, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to its respective share of such net decrease during such year, determined pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i) (5). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). In addition, this Agreement shall be considered to contain a “qualified income offset” as provided in Regulations Section 1.704-1(b)(2)(ii)(d).

(b) Notwithstanding Section 6.7(a), if the Partnership realizes capital gains (including short-term capital gains) for federal income tax purposes (“Gains”) for any fiscal year during or as of the end of which one or more Positive Basis Partners (as hereinafter defined) Withdraw from the Partnership pursuant to this Article VI or partially Withdraws from the Partnership pursuant to Section 4.3, the General Partner may elect to allocate such Gains as follows: (i) to allocate such Gains among such Positive Basis Partners, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Partner, until either the full amount of such Gains shall have been so allocated or the Positive Basis of each such Positive Basis Partner shall have been eliminated and (ii) to allocate any Gains not so allocated to Positive Basis Partners to the other Partners in such manner as shall equitably reflect the amounts allocated to such Partners’ Capital Accounts pursuant to this Agreement.

As used herein, (i) the term “Positive Basis” shall mean, with respect to any Partner and as of any time of calculation, the amount by which its aggregate Capital Account balance (determined in accordance with Section 5.2) as of such time exceeds its “adjusted tax basis,” for Federal income tax purposes, in its interest in the Partnership as of such time (determined without regard to any adjustments made to such “adjusted tax basis” by reason of any transfer or assignment of such interest, including by reason of death, and without regard to such Partner’s share of the liabilities of the Partnership under Section 752 of the Code), and (ii) the term “Positive Basis Partner” shall mean any Partner who Withdraws from the Partnership and who has Positive Basis as of the effective date of its Withdrawal, but such Partner shall cease to be a Positive Basis Partner at such time as it shall have received allocations pursuant to clause (i) of the first paragraph of this Section 6.7(b) equal to its Positive Basis as of the effective date of its Withdrawal.

(c) The General Partner shall cause to be prepared all federal, state and local tax returns of the Partnership for each year for which such returns are required to be filed and, after approval of such returns by the General Partner, shall cause such returns to be timely filed. The General Partner shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Partnership and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The General Partner may cause the Partnership to make or refrain from making any and all elections permitted by such tax laws. Each Partner agrees that he or she shall not, unless he or she provides prior notice of such action to the Partnership, (i) treat, on his or her individual income tax returns, any item of income, gain, loss, deduction or credit relating to his or her interest in the Partnership in a manner inconsistent with the treatment of such item by the Partnership as reflected on the Form K-l or other information statement furnished by the Partnership to such Partner for use in preparing his or her income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Partnership, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Partnership, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Partnership Representative (as defined below) shall be authorized to act for, and his or her decision shall be final and binding upon, the Partnership and all Partners except to the extent a Partner shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Partnership Representative in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of the Partnership and (C) no Partner shall have the right to (1) participate in the audit of any Partnership tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Partnership (unless he or she provides prior notice of such action to the Partnership as provided above), (3) participate in any administrative or judicial proceedings conducted by the Partnership or the Partnership Representative arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Partnership or the Partnership Representative or with respect to any such amended return or claim for refund filed by the Partnership or the Partnership Representative or in any such administrative or judicial proceedings conducted by the Partnership or the Partnership Representative. The Partnership and each Partner shall designate any person selected by the General Partner as the “partnership representative” within the meaning of Section 6223(a) of the Code (the “Partnership Representative”). To the fullest extent permitted by applicable law, each Partner agrees to indemnify and hold harmless the Partnership and all other Partners from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Partner of the provisions of this Section 6.7 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation. Each person (for purposes of this Section 6.7(c), called a “Pass-Thru Partner”) that holds or controls an interest as a Partner on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Partnership Representative of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Partnership holding such interests through such Pass-Thru Partner.

(d) Each individual Partner shall provide to the Partnership copies of each federal, state and local income tax return of such Partner (including any amendment thereof) within 30 days after filing such return.

(e) To the extent the General Partner reasonably determines that the Partnership (or any entity in which the Partnership holds an interest) is or may be required by law to withhold or to make tax payments, including interest and penalties on such amounts, on behalf of or with respect to any Partner, or as a result of a Partner’s participation in the Partnership or as a result of a Partner’s failure to provide requested tax information, including pursuant to Section 6225 or Section 1446(f) of the Code (“Tax Advances”), the General Partner may withhold or escrow such amounts or make such tax payments as so required. All Tax Advances made on behalf of a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds upon dissolution of the Partnership otherwise payable to such Partnership. Whenever the General Partner selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions (whether before or upon dissolution of the Partnership) unreduced by the amount of such Tax Advance. To the fullest extent permitted by law, each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Partner. The obligations of a Partner set forth in this Section 6.7(e) shall survive the Withdrawal of any Partner from the Partnership or any transfer of a Partner’s interest.

(f) To the extent that any taxes are imposed on the Partnership (or any entity in which the Partnership invests that is treated as a flow-through entity for relevant tax purposes) with respect to income of the Partnership (or such entity) in lieu of taxes imposed directly on a Partner with respect to such income (including any state or local income taxes), whether by election of the Partnership or the General Partner or otherwise, such amounts shall be deemed to have been distributed to such Partner. To the fullest extent permitted by law, each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to any such tax payments. The obligations of a Partner set forth in this Section 6.7(f) shall survive the Withdrawal of any Partner from the Partnership or any Transfer of a Partner’s interest.

Section 6.8 Special Basis Adjustments. In connection with a distribution of Partnership property to a Partner or any assignment or transfer of a Partnership interest permitted by the terms of this Agreement, the General Partner may cause the Partnership, on behalf of the Partners and at the time and in the manner provided in Code Section 754 and Regulation Section 1.754-1(b), to make an election to adjust the basis of the Partnership’s property in the manner provided in Sections 734(b) and 743(b) of the Code.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision as well as any and all disputes arising out of, relating to or in connection with the termination, winding up or dissolution of the Partnership), whether arising during the existence of the Partnership or at or after its termination or during or after the winding up or dissolution of the Partnership shall be finally settled by arbitration conducted by a single arbitrator in New York, New York U.S.A. in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the General Partner may bring, or may cause the Partnership to bring, on behalf of the General Partner or the Partnership or on behalf of one or more Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Partner (i) expressly consents to the application of paragraph (c) of this Section 7.1 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Partner as such Partner’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon any such agent, who shall promptly advise such Partner of any such service of process, shall be deemed in every respect effective service of process upon the Partner in any such action or proceeding.

(c) (i) EACH PARTNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (C) OF THIS SECTION 7.1, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum(s) designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)(i) of this Section 7.1 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 7.1 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 7.1, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 7.1. In that case, this Section 7.1 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 7.1 shall be construed to omit such invalid or unenforceable provision.

Section 7.2 Ownership and Use of the Blackstone Name. The Partnership acknowledges that Blackstone TM L.L.C. (“TM”), a Delaware limited liability company with a principal place of business at 345 Park Avenue, New York, New York 10154, (or its successors or assigns) is the sole and exclusive owner of the mark and name BLACKSTONE and that the ownership of, and the right to use, sell or otherwise dispose of, the firm name or any abbreviation or modification thereof which consists of or includes BLACKSTONE, shall belong exclusively to TM, which company (or its predecessors, successors or assigns) has licensed the Partnership to use BLACKSTONE in its name. The Partnership acknowledges that TM owns the service mark BLACKSTONE for various services and that the Partnership is using the BLACKSTONE mark and name on a non-exclusive, non-sublicensable and non-assignable basis in connection with its business and authorized activities with the Permission of TM. All services rendered by the Partnership under the BLACKSTONE mark and name will be rendered in a manner and with quality levels that are consistent with the high reputation heretofore developed for the BLACKSTONE mark by TM and its Affiliates and licensees. The Partnership understands that TM may terminate its right to use BLACKSTONE at any time in TM’s sole discretion by giving the Partnership written notice of termination. Promptly following any such termination, the Partnership will take all steps necessary to change its partnership name to one which does not include BLACKSTONE or any confusingly similar term and cease all use of BLACKSTONE or any term confusingly similar thereto as a service mark or otherwise.

Section 7.3 Written Consent. Any action required or permitted to be taken by a vote of Partners at a meeting may be taken without a meeting if a Majority in Interest of the Partners consent thereto in writing.

Section 7.4 Admission Letters; Schedules. The General Partner may, or may cause the Partnership to, enter or has previously entered into separate letter agreements or other agreements or undertakings, which may be in the form of electronic “acknowledgements” and similar arrangements and related materials posted or maintained on one or more web-based portals established by Blackstone (collectively, “Admission Letters”) with certain Partners with respect to capital contributions, Profit Sharing Percentages, benefits or any other matter. Notwithstanding anything in this Agreement to the contrary, each Partner’s interest in the Partnership shall be subject to redemption rights and other terms as indicated in such Partner’s Admission Letter (or other writing between the General Partner and such Partner). The General Partner may from time to time execute and deliver to the Partners schedules which set forth the then current Capital Account balances and Profit Sharing Percentages of the Partners and any other matters deemed appropriate by the General Partner. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

Section 7.5 Governing Law; Separability of Provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. In particular, the Partnership has been formed pursuant to the Partnership Act, and the rights and liabilities of the Partners shall be as provided therein, except as herein otherwise expressly provided. If any provision of this Agreement shall be held to be invalid, such provision shall be given its meaning to the maximum extent permitted by law and the remainder of this Agreement shall not be affected thereby.

Section 7.6 Successors and Assigns. This Agreement shall be binding upon and shall, subject to the penultimate sentence of Section 6.3, inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any successor to a trustee of a trust which is or becomes a party hereto; provided that no person claiming by, through or under a Partner (whether such Partner’s heir, personal representative or otherwise), as distinct from such Partner itself, shall have any rights as, or in respect to, a Partner (including the right to approve or vote on any matter or to notice thereof) except the right to receive only those distributions expressly payable to such person pursuant to Article VI. Any Partner or Withdrawn Partner shall remain liable for the obligations under this Agreement of any transferee of all or any portion of such Partner’s or Withdrawn Partner’s interest in the Partnership, unless waived by the General Partner. Nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person other than the Partners and their respective legal representatives, heirs, successors and permitted assigns.

Section 7.7 Partner’s Will. Each Limited Partner and Withdrawn Partner shall include in his or her will a provision that addresses certain matters in respect of his or her obligation relating to the Partnership that is satisfactory to the General Partner, and each such Limited Partner and Withdrawn Partner shall confirm annually to the Partnership, in writing, that such provision remains in his or her current will. Where applicable, any estate planning trust of such Partner or Withdrawn Partner to which a portion of such Limited Partner’s or Withdrawn Partners’ Interest is transferred shall include a provision substantially similar to such provision and the trustee of such trust shall confirm annually to the Partnership, in writing, that such provision or its substantial equivalent remains in such trust. In the event any Limited Partner or Withdrawn Partner fails to comply with the provisions of this Section 7.7 after the Partnership has notified such Limited Partner or Withdrawn Partner of his or her failure to so comply and such failure to so comply is not cured within 30 days of such notice, the Partnership may withhold any and all distributions to such Limited Partner or Withdrawn Partner until the time at which such party complies with the requirements of this Section 7.7.

Section 7.8 Confidentiality; Restrictive Covenants.

(a) By executing this Agreement, each Partner expressly agrees, at all times during the term of the Partnership and thereafter and whether or not at the time a Partner of the Partnership, to maintain the confidentiality of, and not to disclose to any person other than the Partnership, another Partner or a person designated by the Partnership, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Partnership or the Funds that shall not be generally known to the public or the securities industry, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction; provided, that any corporate Partner may disclose any such information it is required by law, rule, regulation or custom to disclose. In addition, each Partner shall be subject to the restrictive covenants and other obligations set forth in such Partner’s Admission Letter. Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulations Section 1.6011-4(b)(3)(i), each Partner (and any employee, representative or other agent of such Partner) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Partnership, it being understood and agreed, for this purpose, (1) the name of, or any other identifying information regarding (a) the Partners or any existing or future investor (or any Affiliate thereof) in any of the Partners, or (b) any investment or transaction entered into by the Partners; (2) any performance information relating to any of the Partners or their investments; and (3) any performance or other information relating to previous funds or investments sponsored by any of the Partners, does not constitute such tax treatment or tax structure information.

(b) Nothing in this Agreement shall prohibit or impede any Partner from communicating, cooperating or filing a complaint on possible violations of U.S. federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the Securities and Exchange Commission, Financial Industry Regulatory Authority, Equal Employment Opportunity Commission or National Labor Relations Board, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of U.S. federal, state or local law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Each Partner understands and acknowledges that (a) an individual shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a U.S. federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (b) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Moreover, a Partner shall not be required to give prior notice to (or get prior authorization from) Blackstone regarding any such communication or disclosure. Except as otherwise provided in this paragraph or under applicable law, under no circumstance is any Partner authorized to disclose any information covered by Blackstone or its affiliates’ attorney-client privilege or attorney work product or Blackstone’s trade secrets without the prior written consent of Blackstone.

Section 7.9 Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including telecopy, email or similar writing) and shall be given by hand delivery (including any courier service) or telecopy or email to any Partner at its address, telecopy number or email address shown in the Partnership’s books and records or, if given to the General Partner or the Partnership, at the address of the Partnership provided herein or at the telecopy number or email address of the Partnership furnished to any Partner upon written request of such Partner. Each such notice shall be effective (i) if given by telecopy or email, upon dispatch, and (ii) if given by hand delivery, when delivered to the address of such Partner, the General Partner or the Partnership specified as aforesaid.

Section 7.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. For the avoidance of doubt, a person’s execution and delivery of this Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such person and shall bind such person to the terms of this Agreement. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records. Any person executing and delivering this Agreement by an Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement, as may be reasonably requested by the General Partner.

Section 7.11 Power of Attorney. Each Partner (other than the General Partner) hereby irrevocably appoints the General Partner as such Partner’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Partner’s name, place and stead, to make, execute, sign and file, on behalf of such Partner, any and all agreements, instruments, documents and certificates which the General Partner deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Agreement, including without limitation, the performance of any obligation of such Partner or the Partnership or the exercise of any right of such Partner or the Partnership or an amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Partnership shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Partnership. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Partnership of any Partner for any reason and shall not be affected by the death, Total Disability or Incompetence of such Partner.

Section 7.12 Cumulative Remedies. Rights and remedies under this Agreement are cumulative and do not preclude use of other rights and remedies available under applicable law.

Section 7.13 Legal Fees. Except as more specifically provided herein, in the event of a legal dispute (including litigation, arbitration or mediation) between any Partner or Withdrawn Partner and the Partnership, arising in connection with any provision of this Agreement, the “losing” party to such dispute shall promptly reimburse the “victorious party” for all reasonable legal fees and expenses incurred in connection with such dispute (such determination to be made by the relevant adjudicator). Any amounts due under this Section 7.13 shall be paid within 30 days of the date upon which such amounts are due to be paid and any amounts remaining unpaid after such date shall accrue interest at the Default Interest Rate.

Section 7.14 Modifications. Except as provided herein, this Agreement may be amended or modified at any time by the General Partner in its sole discretion upon notification thereof to the Limited Partners.

Section 7.15 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Subject to Section 7.4, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written. In the event that it is impracticable to obtain the signature of any one or more of the Partners to this Agreement, this Agreement shall be binding among the other Partners executing the same.

GENERAL PARTNER:

BXISA L.L.C.

By: Blackstone Holdings II L.P., its sole member

By: Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director – Assistant Secretary

LIMITED PARTNERS AND SPECIAL PARTNERS:

All Limited Partners and Special Partners now and hereafter admitted pursuant to powers of attorney now and hereafter granted to BXISA L.L.C.

BXISA L.L.C.

By: Blackstone Holdings II L.P., its sole member

By: Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director – Assistant Secretary

WITHDRAWING LIMITED PARTNER:

/s/ Paul Schlaack
Name: Paul Schlaack

[Signature Page to Amended and Restated Limited Partnership Agreement of

Blackstone Infrastructure Strategies Associates L.P.]